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                                                                     Exhibit 8.1

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                March 28, 2003

MBNA America Bank,
 National Association
1100 North King Street
Wilmington, Delaware 19884

Re: MBNA America Bank, National Association
    MBNA Master Credit Card Trust II
    MBNA Credit Card Master Note Trust
    Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed on March 28, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), each such Series of Notes representing obligations of the MBNA Credit Card Master Note Trust (the "Trust") and for the registration under the Act of the Series 2001-D certificate (the "Collateral Certificate") representing an obligation of MBNA Master Credit Card Trust II (the "Master Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee. The Collateral Certificate has been issued pursuant to the Pooling and Servicing Agreement between the Bank, as Seller and Servicer, and The Bank of New York, as trustee of the Master Trust (the "Trustee"), dated as of August 4, 1994, and a supplement thereto between the Bank and the Trustee.

     We hereby confirm that the statements set forth in the prospectus (the "Prospectus") relating to the Notes forming a part of the Registration Statement under the headings "Prospectus Summary - Tax Status" and "Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

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MBNA America Bank,
 National Association
March 28, 2003
Page 2

     The above-referenced description of federal income tax consequences and opinions does not relate to any transaction which requires modification of such description and opinions in the context of such transaction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters," "Prospectus Summary - Tax Status" and "Federal Income Tax Consequences," in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                              Very truly yours,


                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP